Exhibit 10.5

SPECIFIC SECURITY AGREEMENT

In consideration of FIRST NIAGARA BANK, N.A., a national banking association, having its chief executive office at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, (the “Secured Party”) heretofore or hereafter (1) extending or agreeing to extend any credit or other financial accommodation to or relying on any guaranty, endorsement or other assurance of payment of OP-TECH ENVIRONMENTAL SERVICES, INC., a Delaware corporation, having its chief executive office at One Adler Drive, East Syracuse, New York 13057 (the “Debtor”) or (2) agreeing to any direct or indirect extension, renewal, refinancing or other modification or replacement of or waiving or forbearing from exercising any right or remedy relating to any obligation heretofore or hereafter arising or accruing as a result of any such credit or other financial accommodation, and for other valuable consideration, the receipt of which is acknowledged, the Debtor agrees with the Secured Party as follows:

1.  DEFINITIONS.  In this Agreement:

a.  Collateral.  The “Collateral” means collectively, wherever located, whether now owned or hereafter acquired or now existing or hereafter arising or accruing and whether or not subject to Article 9 of the Uniform Commercial Code or described in any schedule heretofore or hereafter delivered to the Secured Party by the Debtor, all right, title and interest of the Debtor in and to machinery, furniture and Equipment including, without limitation, spare and repair parts and special tools related thereto, and (ii) to the extent not referred to in clause (i) of this sentence, (A) Supporting Obligations incident to, arising or accruing pursuant to or otherwise relating to any of the things referred to in clause (i) of this sentence, whether arising or accruing from any action taken by the Debtor or the Secured Party or otherwise, (B) Proceeds, other proceeds and Products of any of the things referred to in clauses (i) and (ii)(A) of this sentence and (C) Records relating to any of the things referred to in clauses (i) and (ii)(A) and (B) of this sentence.

b.  Event of Default.  An “Event of Default” occurs or exists if (i) the Debtor defaults in the payment when due, whether by acceleration or otherwise, of any of the Obligations or the performance when due of any other obligation (including, but not limited to, any obligation to pay any money), whether now existing or hereafter arising or accruing and whether arising or accruing pursuant to this Agreement or otherwise, to the Secured Party or any other Person, the maturity of any of the Obligations or any such other obligation is accelerated or there occurs or exists any event or condition that, whether immediately or after notice, lapse of time or both notice and lapse of time and whether or not waived by any Person other than the Secured Party, would constitute a default with respect to or permit the acceleration of the maturity of any of the Obligations or any such other obligation, (ii) there is an Event of Default under the Loan Agreement, (iii) any representation or warranty made in this Agreement proves, as of the date thereof, to have been incorrect or misleading in any material respect, or  (iv) there occurs any loss, theft or destruction of or damage to any substantial portion of the Collateral or any substantial decrease in the value of the Collateral.

c.  Obligations.  The “Obligations” means collectively all obligations to the Secured Party in any capacity that have been heretofore or are hereafter incurred by, in any capacity and whether alone or otherwise, the Debtor (or, if the Debtor is not an individual, any direct or indirect successor of the Debtor or any direct or indirect assignee or other transferee of all or substantially all of the assets of the Debtor) for (i) the payment of any money, however evidenced, regardless of kind, class or form, whether for the payment of any principal, interest, fee, charge, cost or expense or otherwise, incurred for any business, commercial or agricultural purpose or otherwise, now existing or hereafter arising or accruing, created directly or by any assignment or other transfer, direct or indirect, absolute or contingent (whether pursuant to any guaranty, endorsement or other assurance of payment or otherwise), similar or dissimilar or related or unrelated and whether or not arising or accrued subsequent to any commencement of or made, proved, voted or allowed as a claim in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, or (ii) the performance of any obligation other than an obligation to pay any money (including, but not limited to, all obligations of the Debtor to the Secured Party pursuant to Section 8 of this Agreement).

d.  Other Collateral.  “Other Collateral” means, other than the Collateral,  any collateral, subordination, or other security, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Obligations.

e.  Permitted Lien.  “Permitted Lien” means (i) whether now existing or hereafter arising or accruing, any security interest in or other lien on any of the Collateral in favor of the Secured Party or (ii) any security interest in or other lien on any of the Collateral fully and accurately described under the heading “Permitted Liens” in Exhibit A attached to and made a part of this Agreement, if any.

f.  Person.  “Person” means (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, government, political subdivision or other taxing authority, (ii) any court, agency or other governmental body or (iii) any other entity, body, organization or group.

g.  Security Interest.  “Security Interest” means any security interest or other lien granted or otherwise created pursuant to the first sentence of Section 2 of this Agreement.

h.  Uniform Commercial Code.  “Uniform Commercial Code” means at any time the Uniform Commercial Code of the State of New York as in effect at such time.

i.  Other Terms.  Each of the following terms has at any time the meaning given it at such time for purposes of Article 9 of the Uniform Commercial Code: (i) Accession, (ii) Account, (iii) Account Debtor, (iv) Bank, (v) Certificated Security, (vi) Chattel Paper, (vii) Commercial Tort Claim, (viii) Commodity Account, (ix) Commodity Intermediary, (x) Deposit Account, (xi) Document, (xii) Electronic Chattel Paper, (xiii) Equipment, (xiv) Farm Product, (xv) Financing Statement, (xvi) Fixture, (xvii) General Intangible, (xviii) Goods, (xix) Health-Care-Insurance Receivable, (xx) Instrument, (xxi) Inventory, (xxii) Investment Property, (xxiii) (xxiv) Letter-of-Credit Right, (xxv) Payment Intangible, (xxvi) Proceeds, (xxvii) Products, (xxviii)Promissory Note, (xxix) Record, (xxx) Registered Organization, (xxxi) Securities Account, (xxxii) Securities Intermediary, (xxxiii) Security, (xxxiv) Software, (xxxv) Supporting Obligation, (xxxvi) Tangible Chattel Paper and (xxxvii) Uncertificated Security.

2.  GRANT OF SECURITY INTEREST.  To secure the payment and performance of the Obligations, the Debtor grants to the Secured Party a security interest in and assigns, pledges and hypothecates to the Secured Party the Collateral except that, with respect to any portion of the Collateral that would be rendered void or voidable under applicable law by such grant, assignment, pledge and hypothecation without the consent of a Person other than the Debtor that has not been or is not obtained, such grant, assignment, pledge and hypothecation shall not be effective until such consent is obtained.  Each Security Interest is a continuing, absolute and unconditional security interest or other lien.

3.  REINSTATEMENT OF OBLIGATIONS.  Each portion of the Obligations heretofore or hereafter paid or satisfied by any of the Collateral, or any money or Other Collateral, heretofore or hereafter received, applied or retained by the Secured Party and later recovered from the Secured Party as a result of any claim (including, but not limited to, any claim involving any allegation that any money constituted trust funds or that the receipt, application or retention of any of the Collateral or any money or Other Collateral or the grant, perfection or other creation or protection of any security interest in or other lien on any of the Collateral or any Other Collateral constituted a preference or fraudulent conveyance or transfer), however asserted and whether now existing or hereafter arising or accruing, shall be reinstated as part of the Obligations for purposes of this Agreement as of the date it originally arose or accrued.

4.  COVENANTS.

a.  Affirmative Covenants.  The Debtor shall (i) maintain complete and accurate Records relating to the Collateral, (ii) before the end of any applicable grace period, pay each tax, assessment, fee and charge imposed by any government, political subdivision or other taxing authority upon any of the Collateral, any manufacture, purchase or other acquisition, ownership, possession, control, use, operation or sale, lease or other disposition of any of the Collateral, this Agreement or any agreement, instrument or other Record evidencing any of the Collateral or any of the Obligations, (iii) obtain and maintain in full force and effect each authorization, certification, certificate, approval, permit, consent, franchise and license necessary for any manufacture, purchase or other acquisition, ownership, possession, control, use, operation or sale, lease or other disposition of any of the Collateral, (iv) defend the Collateral against each demand, claim, counterclaim, setoff and defense asserted by any Person other than the Secured Party, (v) keep all Goods included in the Collateral insured against each risk to which any of such Goods may be subject (including, but not limited to, fire, theft and risks covered by extended coverage) and maintain insurance against liability on account of any damage to any Person or property arising out of any manufacture, purchase or other acquisition, ownership, possession, control, use, operation or sale, lease or other disposition of any of such Goods, with all insurance maintained pursuant to this clause (v) to be issued in such amounts, for such periods, on such terms, with such special endorsements (including, but not limited to, an endorsement naming the Secured Party as a mortgagee, lender loss payee or additional insured) and by such companies as are satisfactory to the Secured Party, and deliver to the Secured Party a copy of each policy providing any such insurance, (vi) cause all Goods included in the Collateral to be properly titled and registered to the extent required by applicable law, cause the interest of the Secured Party to be properly indicated on any certificate of title relating to any of such Goods and deliver to the Secured Party each such certificate, (vii) maintain all Goods included in the Collateral in good condition except for ordinary wear and tear, and (viii) promptly notify the Secured Party of (A) any Goods included in the Collateral being affixed to or installed in or on any real property or any Goods not included in the Collateral, (B) any loss, destruction or theft of or damage to any of the Collateral, (C) any threat or commencement of any action or other legal proceeding, any entry of any judgment or order of any court, agency or other governmental body, or any assertion by any Person other than the Secured Party of any demand, claim, counterclaim, setoff or defense, relating to any of the Collateral, (D) any occurrence or existence of any Event of Default, any event or condition that, after notice, lapse of time or both notice and lapse of time, would constitute any Event of Default or any event or condition that has or will or might have any material adverse effect on (I) any of the Collateral, (II) the Debtor, (III)  the business, operations, assets, affairs or condition (financial or other) of the Debtor, and (E) any change in (I) the location of the residence or chief executive office of the Debtor, (II) any company, trade, fictitious or other business or other name under which the Debtor conducts his, her or its business, operations or affairs, (III) the location of any of the Collateral not in the possession or control of or en route to or from the Secured Party other than mobile Equipment or the addition of any new such location or (IV) the primary location at which any mobile Equipment included in the Collateral is kept or the addition of any new such location.

b.  Negative Covenants.  Without the prior written consent of the Secured Party, the Debtor shall not (i) without giving the Secured Party at least 30 days’ prior written notice (A) change its location for purposes of Article 9 of the Uniform Commercial Code (including, but not limited to, its jurisdiction of organization if it is a Registered Organization), (B) make any change in its name, identity or structure or (C) participate in any merger, consolidation or other absorption, (ii) grant or otherwise create, permit to exist or agree or otherwise incur any obligation to grant or otherwise create or permit to exist any security interest in or other lien on any of the Collateral other than Permitted Liens, (iii) execute or otherwise authenticate or permit to be filed or remain on file in any public office any Financing Statement, execute or otherwise authenticate any application for any certificate of title or notice of lien, or permit to exist any certificate of title, relating to any of the Collateral and naming any Person other than the Secured Party as a secured party, except for any Financing Statement, certificate of title or notice of lien heretofore consented to by the Secured Party in writing or relating solely to any Permitted Lien, (iv) sell, lease or otherwise dispose of any of the Collateral or any interest or right in any of the Collateral, except for, until any occurrence or existence of any Event of Default or any giving by the Secured Party to the Debtor of any notice to the contrary and provided that no Event of Default occurs thereby or exists immediately thereafter, in the ordinary course of the business of the Debtor, (A) any sale, lease or other disposition of any worn-out or obsolete Equipment included in the Collateral, and (B) any sale, lease or other disposition by the Debtor of any Equipment included in the Collateral in connection with the acquisition by the Debtor of Equipment of equal or greater value that is not subject to any security interest or other lien other than Permitted Liens, (v) manufacture, use, operate, permit the use or operation of or sell, lease or otherwise dispose of any of the Collateral in any manner that would or might violate or result in any violation of applicable law (including, but not limited to, the Fair Labor Standards Act and any environmental or criminal statute) or any policy providing any insurance on any of the Collateral, (vi) change or permit any change in the location of any of the Collateral not in the possession or control of or en route to or from the Secured Party other than mobile Equipment, (vii) cause or permit any Goods included in the Collateral to become an Accession to any Goods not included in the Collateral, (viii) cause or permit any Goods included in the Collateral to be subject to any negotiable Document, (ix) take any other action that would or might adversely affect the validity, perfection or priority of any Security Interest or the value of any of the Collateral, cause any Event of Default or any event or condition that, after notice, lapse of time or both notice and lapse of time, would constitute any Event of Default, adversely affect any right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement, or (x) provide to the Secured Party or permit to be provided to the Secured Party its behalf any certificate, financial statement or other Record that contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect.

c.  Additional Covenants Triggered by Request of Secured Party.  Promptly upon the request of the Secured Party, the Debtor shall (i) execute and deliver to the Secured Party each Financing Statement, application for any certificate of title, notice of lien,  and other Record, and take each other action, requested by the Secured Party to perfect, maintain the validity, perfection or priority of or enforce any Security Interest, (viii) provide to the Secured Party all information requested by the Secured Party and relating to (A) any of the Collateral, (B) any Person (including, but not limited to, any Account Debtor, Issuer, Bank, Securities Intermediary or Commodity Intermediary) obligated with respect to any of the Collateral, (C) the Debtor, or (D) the business, operations, assets, affairs or condition (financial or other) of the Debtor  (including, but not limited to, financial statements prepared in a form satisfactory to the Secured Party and, if requested by the Secured Party, audited, reviewed or compiled by an independent certified public accountant satisfactory to the Secured Party), (ix) permit each director, officer, employee, accountant, attorney and other agent of the Secured Party to inspect the Collateral and audit, copy and extract each Record included in the Collateral, (x) provide to the Secured Party an agreement, instrument or other Record, in form and substance satisfactory to the Secured Party, (A) executed by each Person having any interest, whether as an owner, mortgagee, secured party or lessee or otherwise, in any premises, or any Goods not included in the Collateral, to which is affixed or in or on which is installed or located any of the Collateral, (B) disclaiming any interest of such Person in any of the Collateral and (C) authorizing the Secured Party, upon or at any time after any occurrence or existence of any Event of Default, to (I) enter upon any premises of such Person to which is affixed or in or on which is installed or located any of the Collateral, (II) take possession of and remove from any such premises and any Goods of such Person not included in the Collateral any of the Collateral affixed to or installed or located in or on any such premises or Goods and (III) remain on and use any such premises in completing any work in process included in the Collateral or storing, preparing for any sale, lease or other disposition or collecting, selling, leasing or otherwise disposing of or otherwise realizing upon any of the Collateral, without by doing any of the things described in clauses (x)(C)(I) through (III) of this sentence incurring any liability to such Person, except for unreasonable damage to any such premises or Goods directly resulting from doing so, and (xi) upon or at any time after any occurrence or existence of any Event of Default, assemble and make available to the Secured Party at any place designated by the Secured Party and reasonably convenient to the Secured Party and the Debtor all Goods included in the Collateral.

5.  POWER OF ATTORNEY; IRREVOCABLE PROXY.  Upon or at any time after any occurrence or existence of any Event of Default, the Debtor irrevocably and unconditionally appoints the Secured Party as the attorney-in-fact of the Debtor, with full power of substitution and revocation, to take, in the name and on behalf of the Debtor or otherwise, each action relating to any of the Collateral that the Debtor could take (including, but not limited to, (a) receiving and collecting any mail addressed to the Debtor, directing the place of delivery of any such mail, opening any such mail and removing from any such mail and retaining any enclosure evidencing or relating to any of the Collateral, (b) obtaining, settling and canceling any insurance on any of the Collateral and using any payment in connection with any such insurance to pay any of the Obligations, whether due or not due, and (c) taking any action described in Section 4 of this Agreement), except that, until any notice of intention to do so is given by the Secured Party to the Debtor, the Secured Party may not, as such attorney-in-fact, except as expressly permitted by this Agreement, sell, lease or otherwise dispose of any of the Collateral.

6.  CERTAIN RIGHTS, REMEDIES AND DUTIES.

a.  Rights and Remedies Pursuant to Applicable Law.  With respect to the Collateral, the Secured Party shall have each applicable right and remedy pursuant to applicable law (including, but not limited to, Article 9 of the Uniform Commercial Code) or this Agreement.

b.  Additional Rights Without Event of Default.  The Secured Party shall have the right to (i) file in any public office, without any signature or other authorization by the Debtor, each Financing Statement relating to any of the Collateral that the Secured Party desires to file, (ii) direct each Person issuing any insurance on any of the Collateral to make directly and solely to the Secured Party each payment in connection with any such insurance, (iii) verify any of the Collateral in any manner or through any medium, whether directly with any Person (including, but not limited to, any Account Debtor, Issuer, Bank, Securities Intermediary or Commodity Intermediary) obligated with respect thereto or otherwise or in the name of the Debtor or otherwise, and (iv) notify each Person (including, but not limited to, any Account Debtor, Issuer, Bank, Securities Intermediary or Commodity Intermediary) obligated with respect to any of the Collateral of the interest of the Secured Party therein, direct such Person to make each payment with respect thereto directly and solely to the Secured Party and take control of all Proceeds and other proceeds thereof.

c.  Additional Rights Upon or After Event of Default.  Upon or at any time after any occurrence or existence of any Event of Default, the Secured Party shall have the right to, for the purpose of preserving or enhancing the value of any of the Collateral or exercising any right or remedy of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement, (i) perform each obligation of the Debtor pursuant to this Agreement, (ii) without any judicial process but without any breach of the peace, (A) enter upon each premises of the Debtor, (B) store and provide for the guarding and maintenance in good condition of any of the Collateral located on such premises, take possession of and remove from each such premises any of the Collateral and (C) remain on and use each such premises, and use all Equipment of the Debtor, whether or not included in the Collateral, in completing any work in process included in the Collateral or storing, preparing for any sale, lease or other disposition or collecting, selling, leasing or otherwise disposing of or otherwise realizing upon any of the Collateral, (iii) exercise any Incidental Property Right included in the Collateral, and (iv) without the payment of any compensation of any kind, use each General Intangible (including, but not limited to, each item of Intellectual Property, license and franchise) of the Debtor, whether or not included in the Collateral, to the extent of the rights of the Debtor therein, for the purpose of exercising any right or remedy of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement, and, to such extent for such purpose, the Debtor irrevocably grants the Secured Party a nonexclusive license in each such General Intangible.

d.  Standards for Sale or Other Disposition in Commercially Reasonable Manner.  If upon or at any time after any occurrence or existence of any Event of Default the Secured Party opts for any sale or other disposition of any of the Collateral, (i) no restriction on the prospective purchasers in such sale or other disposition (including, but not limited to, a restriction of such prospective purchasers to Persons meeting specified requirements as to financial sophistication or intent to purchase for investment and not with a view to sale or other disposition), restriction on the terms of such sale or other disposition (including, but not limited to, restricting future sales and other dispositions) or other restriction on any aspect of such sale or other disposition (including, but not limited to, the advertising or conduct thereof) imposed by the Secured Party in order to comply with applicable law (including, but not limited to, the Securities Act of 1933 and any banking statute) shall be a factor in determining such sale or other disposition to have been made in other than a commercially reasonable manner, and (ii) such sale or other disposition shall not be determined to have been made in other than a commercially reasonable manner solely by reason of (A) it not being made at the time and place therefor specified in any notice thereof provided that the adjournment thereof is announced at such specified time and place or a time and place announced at any adjournment thereof, (B) it being a public sale or other disposition or a private sale or other disposition (including, but not limited to, a sale or other disposition using an interest site that provides for the auction of assets of the type included in the Collateral or have the reasonable capability of doing so or that matches buyers and sellers of such assets), (C) it being made in one parcel, in more than one parcel, at one time or at different times, (D) it involving the sale or other disposition of any of the Collateral either for future delivery or for future payment without retention by the Secured Party until such future payment and the failure of such future delivery or such future payment to occur or (E) the failure of the Secured Party to comply with any contract between the Secured Party and the Debtor with respect to any aspect thereof (including, but not limited to, the advertising or conduct thereof).

e.  Application of Proceeds.  The Secured Party shall apply all proceeds received by the Secured Party from any collection or sale, lease or other disposition of or other recovery upon or otherwise on account of any of the Collateral (including, but not limited to, as money payable pursuant to any insurance on any of the Collateral) first to liabilities, costs and expenses described in Section 8 of this Agreement and then to the remainder of the Obligations, whether due or not due, in any order determined by the Secured Party.

7.  STANDARDS OF CARE. Neither the Secured Party nor any director, officer, employee, accountant, attorney or other agent of the Secured Party shall be liable for any action taken or not taken, whether in exercising or refraining from exercising any right or remedy pursuant to this Agreement or arising or accruing as a result of this Agreement or otherwise, with respect to any of the Collateral (including, but not limited to, any liability for loss of, damage to or decrease in the value of any of the Collateral) except to the extent caused by his, her or its gross negligence, bad faith or willful misconduct.

8.  EXPENSES; INDEMNIFICATION.

a.  Expenses.  The Debtor shall pay to the Secured Party on demand each cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, litigation or any other purpose, reasonable attorneys’ fees and disbursements) heretofore or hereafter incurred by the Secured Party in (i) searching for, filing or recording or obtaining any information relating to any Financing Statement, application for any certificate of title, notice of lien, instrument of assignment or other Record relating to any of the Collateral or otherwise obtaining any information relating to the Debtor or any of the Collateral, (ii)  taking any action pursuant to this Agreement or in connection with the custody or preservation of any of the Collateral or (iii) endeavoring to (A) enforce any obligation of the Debtor pursuant to this Agreement or preserve or exercise any right or remedy of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement or (B) preserve or exercise any right or remedy relating to, take possession of, remove from any premises, store, prepare for any sale, lease or other disposition or collect, sell, lease or otherwise dispose of or otherwise realize upon any of the Collateral.  After such demand for the payment of any cost or expense incurred by the Secured Party in performing any obligation of the Debtor pursuant to this Agreement, the Debtor shall pay interest at an annual rate equal to the lesser of 25% or the highest rate permitted by applicable law on the portion of such cost or expense remaining unpaid.

b.  Indemnification.  The Debtor shall indemnify the Secured Party and each director, officer, employee, accountant, attorney and other agent of the Secured Party on demand, without any limitation as to amount, against each liability, cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, litigation or any other purpose, reasonable attorneys’ fees and disbursements) heretofore or hereafter imposed on, incurred by or asserted against the Secured Party or such director, officer, employee, accountant, attorney or other agent as a result of any claim (including, but not limited to, any claim involving any allegation of any violation of applicable law (including, but not limited to, any environmental or criminal statute)), however asserted and whether now existing or hereafter arising or accruing, arising out of any manufacture, purchase or other acquisition, ownership, possession, control, use, operation or sale, lease or other disposition of any of the Collateral except to the extent caused by the gross negligence, bad faith or willful misconduct of the Secured Party or such director, officer, employee, accountant, attorney or other agent.

9.  TERMINATION.  This Agreement shall remain in full force and effect until and shall terminate only upon (a) the actual receipt by an officer of the Secured Party at the chief executive office of the Secured Party of a written notice of (i) the termination of this Agreement by the Debtor, (ii) if the Debtor is an individual, the death of the Debtor or the judicial declaration of the Debtor’s incompetence or (iii) if the Debtor is not an individual, the dissolution or cessation of existence of the Debtor, (b) the expiration of a reasonable period of time for the Secured Party to act upon such written notice and (c) the final and indefeasible payment in full of (i) each portion of the Obligations (A) arising or accrued before such receipt of such written notice and the expiration of such period of time, (B) thereafter arising or accruing as a result of any credit or other financial accommodation theretofore committed or otherwise agreed to by the Secured Party or (C) thereafter arising or accruing as a result of any of the Obligations described in clause (c)(i)(A) or (B) of this sentence (including, but not limited to, (I)

all interest, fees, charges, costs and expenses thereafter arising or accruing with respect to any of the Obligations described in such clause (c)(i)(A) or (B) and (II) all of the Obligations thereafter arising or accruing as a result of any direct or indirect extension, renewal, refinancing or other modification or replacement of any of the Obligations described in such clause (c)(i)(A) or (B)) and (ii) each liability, cost and expense that the Debtor is obligated to pay pursuant to Section 8 of this Agreement, whether theretofore or thereafter arising or accruing.

10.  OBLIGATIONS IMMEDIATELY DUE.  Upon or at any time after any occurrence or existence of any Event of Default other than, with respect to the Debtor, any Event of Default described in clause (iii) of Section 1c of this Agreement, all of the Obligations remaining unpaid shall, in the sole discretion of the Secured Party and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Debtor) become immediately due, notwithstanding any agreement to the contrary.  Upon any occurrence or existence of, with respect to the Debtor, any Event of Default described in such clause (iii), all of the Obligations remaining unpaid shall automatically, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Debtor), become immediately due, notwithstanding any agreement to the contrary.  Nothing in this Section 11 shall render any of the Obligations payable on demand payable otherwise than on demand.

11.  TERMINATION OF OBLIGATION TO LEND.  Upon any occurrence or existence of any Event of Default, any obligation of the Secured Party to extend any credit or other financial accommodation to the Debtor shall terminate, notwithstanding any commitment or other agreement to the contrary.

12.  REPRESENTATIONS AND WARRANTIES.  The Debtor represents and warrants to the Secured Party as follows:

a.  Debtor Information. The exact legal name of the Debtor, the residence of the Debtor if the Debtor is an individual and the jurisdiction of organization and chief executive office of the Debtor if the Debtor is not an individual are as indicated at the beginning of this Agreement

b.  Authority.  The execution, delivery to the Secured Party and performance of this Agreement and each Control Agreement, and the grant or other creation of each Security Interest, by the Debtor (i) do not and will not violate applicable law, any judgment or order of any court, agency or other governmental body by which the Debtor is bound or, if the Debtor is not an individual, any certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or other governing document of the Debtor or any resolution or other action of record of any shareholders, members, directors or managers of the Debtor, (ii) do not and will not violate or constitute any default under any agreement, instrument or other Record by which the Debtor is bound, (iii) if the Debtor is not an individual, are and will be in furtherance of the purposes and within the power and authority of the Debtor and (iv) do not and will not require any authorization of, notice to or other act by or relating to any Person (including, but not limited to, if the Debtor is not an individual, any shareholder, member, director or manager of the Debtor) that has not been duly obtained, given or done and is not in full force and effect.

c.  Enforceability.  This Agreement is, and each Control Agreement is or, if not now existing, will be enforceable in accordance with its terms against the Debtor.

d.  Certificate or Questionnaire.  Each statement or answer contained in any certificate or questionnaire submitted by or on behalf of the Debtor to the Secured Party in connection with this Agreement is complete and accurate.

e.  Rights with Respect to Collateral.  Except as heretofore disclosed by the Debtor to the Secured Party in writing, there exists (i) no security interest in or other lien on any of the Collateral other than Permitted Liens, (ii) no presently effective Financing Statement or certificate of title, and no pending application for any certificate of title or notice of lien, relating to any of the Collateral and naming any Person other than the Secured Party as a secured party other than those relating solely to Permitted Liens, (iii) no contractual or other restriction on the grant or other creation of any security interest in or assignment, pledge or hypothecation of any of the Collateral, and (iv) no demand, claim, counterclaim, setoff or defense, no action or other legal proceeding, and no outstanding judgment or order of any court, agency or other governmental body, relating to any of the Collateral.

f.  Actions with Respect to Collateral.  Except as heretofore disclosed by the Debtor to the Secured Party in writing, the Debtor has not (i) sold, leased or otherwise disposed of any of the Collateral or any interest or right in any of the Collateral or (ii) extended, renewed, refinanced or otherwise modified or replaced, compromised, canceled, discharged, subordinated, accelerated, waived, forborne from exercising any right or remedy relating to or adversely affected any obligation of any Person (including, but not limited to, any Account Debtor, Issuer, Bank, Securities Intermediary or Commodity Intermediary ) relating to any of the Collateral.

g.  Rights with Respect to Locations of Collateral.  The Debtor has and will have the right to  keep all of the Collateral now or hereafter located at any location at such location.

h.  Incorrect or Misleading Information.  The Debtor has not provided to the Secured Party or permitted to be provided to the Secured Party on his, her or its behalf any certificate, financial statement or other Record that contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect.

13.  CERTAIN CONSENTS AND WAIVERS.

a.  Consents.  Except to the extent expressly provided in this Agreement, this Agreement shall not be modified or terminated, no Security Interest, no obligation of the Debtor pursuant to this Agreement and no right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement shall be impaired or otherwise adversely affected, and no such right, remedy or power shall be waived, by any act, omission or other thing, whether heretofore occurred or hereafter occurring.  The Debtor knowingly, voluntarily, intentionally and irrevocably consents, without any notice, to each act, omission and other thing, whether heretofore occurred or hereafter occurring, that would or might, but for such consent, modify or terminate this Agreement, impair or otherwise adversely affect any Security Interest or any such obligation, right, remedy or power or operate as a waiver of any such right, remedy or power.  Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated by, no Security Interest and no such obligation, right, remedy or power shall be impaired or otherwise adversely affected by, no such right, remedy or power shall be waived by, and such consent shall apply to, whether heretofore occurred or hereafter occurring, (i) any direct or indirect extension, renewal, refinancing or other modification or replacement of, or any assignment or other transfer, compromise, cancellation, discharge, invalidity, impairment, unenforceability or change in any term or condition of, defense with respect to or grant of any participation in, any of the Obligations or any other obligation of the Debtor or other Person, (ii) any taking, increase or decrease in value, impairment or release of, collection or sale, lease or other disposition of or other realization upon or failure or delaying to call for, take any property as, hold, preserve, protect, insure or collect, sell, lease or otherwise dispose of or otherwise realize upon any of the Collateral or any Other Collateral, (iii) any failure or delaying to perfect, keep perfected or maintain the priority of any security interest in or other lien on any of the Collateral or any Other Collateral, (iv) any exercise or waiver of, failure or delaying to exercise, forbearance from exercising or failure to give any notice prior to exercising any right, remedy or power of the Secured Party or any other Person relating to any of the Obligations, any of the Collateral or any Other Collateral or against the Debtor or other Person, (v) any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute with respect to the Debtor or any Other Obligor or other Person, (vi) any failure of the Secured Party or any other Person to make, prove or vote any claim relating to any of the Obligations, any of the Collateral or any Other Collateral, or any failure of any such claim to be allowed, in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, (vii) the Obligations being at any time or from time to time paid in full or reduced and then increased or exceeding any amount, (viii) any refusal or other failure of the Secured Party or any other Person to grant any or any additional credit or other financial accommodation to the Debtor or other Person or provide to the Debtor any or complete and accurate information relating to any Other Obligor or other Person or the business, operations, assets, affairs or condition (financial or other) of any Other Obligor or other Person, (ix) any notice to the Secured Party or any other Person from any other Person not to grant any or any additional credit or other financial accommodation to the Debtor or to take or not to take any other action, (x) the acceptance by the Secured Party or any other Person of any agreement, instrument or other Record intended by the Debtor or other Person but not by the Secured Party to create an accord and satisfaction with respect to any of the Obligations or any other obligation of the Debtor or other Person, (xi) the manner or order of any collection or sale, lease or other disposition of or other realization upon any of the Collateral or any Other Collateral, (xii) the manner or order of application of any money applied in payment of any of the Obligations, (xiii) any change in the ownership, location, business, name, identity or structure of the Debtor or other Person or (xv) the execution and delivery to the Secured Party by any other Person of any agreement, instrument or other Record providing any Other Collateral.

b.  Waivers.  The Debtor knowingly, voluntarily, intentionally and irrevocably waives, without any notice, each act and other thing upon which, but for such waiver, any Security Interest, any obligation of the Debtor pursuant to this Agreement or any right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement would or might be conditioned.  Without limiting the generality of the preceding sentence, no Security Interest and no such obligation, right, remedy or power shall be conditioned upon, and such waiver shall apply to, (i) the acceptance of this Agreement by the Secured Party, (ii) any demand upon or presentment or protest to the Debtor or any Other Obligor or other Person, (iii) any exercise of any right, remedy or power of the Secured Party or any other Person relating to any of the Obligations, any of the Collateral or any Other Collateral or against the Debtor or any

Other Obligor or other Person or (iv) any notice to the Debtor or any Other Obligor or other Person of the acceptance of this Agreement by the Secured Party, any incurring or nonpayment of any of the Obligations, any occurrence or existence of any Event of Default or any other event or condition of default relating to any of the Obligations, any of the Collateral or any Other Collateral, any decrease in the value of any of the Collateral or any Other Collateral, any exercise of any right, remedy or power of the Secured Party or any other Person relating to any of the Obligations, any of the Collateral or any Other Collateral or against the Debtor or any Other Obligor or other Person, any action taken or not taken by the Secured Party or any other Person or any other matter.

14.  NOTICES AND OTHER COMMUNICATIONS.

a.  By Secured Party to Debtor.  Each notice and other communication by the Secured Party to the Debtor relating to this Agreement (i) may be given orally, in writing or by facsimile or electronic mail, (ii) if given in writing, may be directed to the Debtor at the last address of the Debtor shown in the Records of the Secured Party relating to this Agreement, (iii) if sent by mail or overnight courier service, shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received by the Debtor upon the earlier of (A) the actual receipt thereof or (B) five days after being so deposited or accepted, (iv) if given by facsimile, may be directed to the Debtor at the last telephone number for receipt of facsimiles by the Debtor shown in such Records and (v) if given by electronic mail, may be directed to the Debtor at the last electronic mail address of the Debtor shown in such Records.  Each requirement under applicable law of reasonable notice of any event by the Secured Party to the Debtor shall be deemed to have been met if a notice of such event is given by the Secured Party to the Debtor at least five days before the date on or after which such event is to occur.

b.  By Debtor to Secured Party.  Each notice and other communication by the Debtor to the Secured Party (i) shall be in writing and (ii) shall be deemed to have been given only when actually received by an officer of the Secured Party at the chief executive office of the Secured Party.

15.  MISCELLANEOUS.

a.  Limitation on Security Interest.  The payment of the Obligations shall not be secured by any Security Interest to the extent of any amount in excess of the maximum amount the payment of which can be so secured without rendering such Security Interest unenforceable under applicable law as a fraudulent conveyance or transfer.

b.  Reliance by Other Persons.  Each Person (including, but not limited to, any Account Debtor, Issuer, Bank, Securities Intermediary or Commodity Intermediary) obligated with respect to, and each transfer agent, registrar and trustee of, any of the Collateral may accept without any question any exercise by the Secured Party of any right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement

c.  Obligations Relating to Collateral.  The grant or other creation of any Security Interest shall not constitute any assignment by the Debtor to the Secured Party of any obligation of the Debtor relating to any of the Collateral.  The Debtor shall remain obligated to perform each such obligation, and the Secured Party shall not be obligated to perform any such obligation, whether or not the Secured Party exercises any right, remedy or power pursuant to this Agreement or arising or accruing as a result of this Agreement.  The only obligations of the Secured Party relating to the Collateral shall be, to the extent required by applicable law, to (i) exercise reasonable care in the custody or preservation of any of the Collateral that is transferred to or registered in the name of the Secured Party or any nominee, or other agent of the Secured Party and (ii) act in a commercially reasonable manner in exercising with respect to any of the Collateral any right, remedy or power pursuant to this Agreement or arising or accruing as a result of this Agreement.

d.  Liability.  If more than one Person executes this Agreement, (i) each of them shall be jointly and severally liable pursuant to this Agreement, and (ii) this Agreement shall be construed, interpreted and enforced, whether in any action or other legal proceeding or otherwise, as to each of them as though each of them had executed and delivered to the Secured Party a separate agreement identical to this Agreement.

e.  Effect on Other Agreements, Instruments and Records.  The execution, delivery to the Secured Party and performance of this Agreement by the Debtor shall not modify or terminate any other agreement, instrument or other Record (including, but not limited to, any agreement, instrument or other Record granting or otherwise creating any security interest in or other lien on any of the Collateral or providing any Other Collateral) by which the Debtor or other Person is bound or impair or otherwise adversely affect any obligation of the Debtor or any Other Obligor or other Person pursuant to any such other agreement, instrument or other Record.

f.  Right of Setoff.  Upon and at any time and from time to time after any occurrence or existence of any Event of Default, the Secured Party shall have the right to place an administrative hold on, and set off against each obligation of the Debtor pursuant to this Agreement, each obligation of the Secured Party in any capacity to, in any capacity and whether alone or otherwise, the Debtor, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any Deposit Account or certificate of deposit or otherwise.  Such setoff shall become effective at the time the Secured Party opts therefor even though evidence thereof is not entered in the Records of the Secured Party until later.

g.  Assignment or Grant of Participation.  In conjunction with any assignment or other transfer of or grant of any participation in any of the Obligations by the Secured Party, the Secured Party shall have the right to assign or otherwise transfer or grant any participation in this Agreement, any Security Interest, any obligation of the Debtor pursuant to this Agreement or any right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement.

h.  Binding Effect.  This Agreement shall be binding upon the Debtor, each other Person who or that becomes bound as a debtor by this Agreement pursuant to Article 9 of the Uniform Commercial Code and each direct or indirect legal representative, successor and assignee of the Debtor or any such other Person and shall inure to the benefit of and be enforceable by the Secured Party and each direct or indirect successor and assignee of the Secured Party.

i.  Entire Agreement, Modifications and Waivers.  This Agreement contains the entire agreement between the Secured Party and the Debtor with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral, written or other agreement and representation heretofore made, by or on behalf of the Secured Party with respect thereto. No action heretofore or hereafter taken or not taken, no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral, written or other agreement or representation heretofore made, and no agreement or representation hereafter made other than in writing, by or on behalf of the Secured Party shall modify or terminate this Agreement, impair or otherwise adversely affect any Security Interest, any obligation of the Debtor pursuant to this Agreement or any right, remedy or power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement or operate as a waiver of any such right, remedy or power.  No modification of this Agreement or waiver of any such right, remedy or power shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to such modification or waiver.

j.  Rights and Remedies Cumulative.  All rights, remedies and powers of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement shall be cumulative, and no such right, remedy or power shall be exclusive of any other such right, remedy or power.

k.  Extent of Consents and Waivers.  Each consent and waiver of the Debtor contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.

l.  Exercise of Rights, Remedies and Powers; Requests.  Except as expressly provided in this Agreement, each right, remedy and power of the Secured Party pursuant to this Agreement or arising or accruing as a result of this Agreement may be exercised (i)  at any time and from time to time, (ii) in the sole discretion of the Secured Party, (iii) without any notice or demand of any kind and (iv) whether or not any Event of Default or any other event or condition of default relating to any of the Obligations, any of the Collateral or any Other Collateral has occurred or existed, but the Secured Party shall not be obligated to exercise any such right, remedy or power.  Each such right, remedy and power may be exercised only to the extent that the exercise thereof does not violate applicable law.  Each request by the Secured Party pursuant to this Agreement may be made (i) at any time and from time to time, (ii) in the sole discretion of the Secured Party and (iii) whether or not any Event of Default or any other event or condition of default relating to any of the Obligations, any of the Collateral or any Other Collateral has occurred or existed.

m.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

n.  Governing Law.  Except to the extent that Article 9 of the Uniform Commercial Code provides for the application of the law of any other jurisdiction, this Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York and the federal law of the United States without regard to the law of any other jurisdiction.

o.  Headings.  In this Agreement, headings of sections are for convenience of reference only and have no substantive effect.

16.  CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

a.  JURISDICTIONAL CONSENTS AND WAIVERS.  The Debtor knowingly, voluntarily, intentionally and irrevocably (i) consents in each action and other legal proceeding commenced by the Secured Party and arising out of or otherwise relating to this Agreement, any of the obligations, any of the Collateral or any other collateral to the nonexclusive personal jurisdiction of any court that is either a court of record of the State of New York, County of Onondaga or Erie or a court of the United States located in the State of New York, County of Onondaga or Erie, (ii) waives each objection to the laying of venue of any such action or other legal proceeding, (iii) waives personal service of process in each such action and other legal proceeding, and (iv) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to the Debtor at the last address of the Debtor shown in the records relating to this agreement maintained by the Secured Party, with such service of process to be deemed completed five days after the mailing thereof.

b.  WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES.  The Debtor (i) knowingly, voluntarily, intentionally and irrevocably waives each right the Debtor may have to a trial by jury with respect to, and each right to assert any claim for damages (including, but not limited to, punitive damages) in addition to actual damages in, any action or other legal proceeding, whether based on any contract or negligent, intentional or other tort or otherwise, arising out of or otherwise relating to (a) this Agreement, any of the Obligations, any of the Collateral or any Other Collateral, (b) any transaction arising out of or otherwise relating to this Agreement, any of the Obligations, any of the Collateral or any Other Collateral or (c) any negotiation, administration, performance or enforcement of this Agreement, any of the Obligations, any of the Collateral or any Other Collateral and (ii) certifies that neither the Secured Party nor any representative of the Secured Party has represented to the Debtor that the Secured Party will not seek to enforce the waiver made by the Debtor in this section 16b.

Date: April 22, 2011

OP-TECH ENVIRONMENTAL SERVICES, INC.

By:      Charles B. Morgan
Charles B. Morgan, Chief Executive Officer

EXHIBIT A
Permitted Liens

1.           Security for insurance financing notes.
2.
Security interests granted in Security Agreement dated as of December 27, 2010 (the “Security Agreement”) by OP-TECH Environmental Services, Inc. to holders of Secured Convertible Notes dated December 27, 2010.

3.
Obligations to repay surety bonds issued in connection with services provided in OP-TECH Environmental Services, Inc.’s (the “Company”) core business where the Company is the principal under the surety bond as set out in Schedule C of the Security Agreement.